THIS DOCUMENT IS A COPY OF THE FORM 8-A FILED ON MAY 1, 1997 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION



                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549




                               FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                    BEACH FIRST NATIONAL BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)



         South Carolina                       57-1030117
     (State of incorporation        (IRS Employer Identification No.)
          or organization)



1601 North Oak St., Suite 305, Myrtle Beach, South Carolina       29577
     (Address of principal executive offices)                  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                             None


Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock
                       (Title of class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Beach First National Bancshares, Inc., a small business issuer as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the "Company"), was incorporated as a South Carolina corporation on July 28, 1995, primarily to own and control all of the capital stock of Beach First National Bank (the "Bank") upon its formation. The Company's articles of incorporation (the "Articles of Incorporation") authorize it to issue up to 10,000,000 shares of common stock, par value $1.00 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock").

     The description of the Common Stock appearing under the heading "Description of Securities" in the Prospectus included in the Company's Registration Statement on Form S-1 (Registration No. 33-95562) is incorporated herein by reference.


ITEM 2.   EXHIBITS.

3.1 Articles of Incorporation (incorporated by reference to Exhibit 3.1 of Registration Statement on Form S-1, Registration No. 33-95562).

3.2 Bylaws (incorporated by reference to Exhibit 3.2 of Registration Statement on Form S-1, Registration No. 33-95562).

4.1  Specimen common stock certificate (incorporated by reference to Exhibit
     4.2 of Amendment No. 1 to the Registration Statement on Form S-1, Registration No. 33-95562).

                                   SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                         BEACH FIRST NATIONAL BANCSHARES, INC.
                         (Registrant)


                         By: /s/  William Gary Horn
                             William Gary Horn
                             President


Date:  April 28, 1997